SCHEDULE A

TESCO CORPORATION

EMPLOYEE STOCK SAVINGS PLAN

PLAN TEXT

Effective Date: July 1, 1994

Amended: July 1, 2001

TABLE OF CONTENTS

ARTICLE 1	PURPOSE OF THE PLAN

ARTICLE 2	DEFINITIONS

ARTICLE 3	ELIGIBILITY FOR MEMBERSHIP

ARTICLE 4	CONTRIBUTIONS

ARTICLE 5	INVESTMENT OF CONTRIBUTIONS AND REPORTING

ARTICLE 6	VESTING, TERMINATION AND WITHDRAWAL

ARTICLE 7	RIGHTS OF THE MEMBER

ARTICLE 8	RIGHTS OF THE CORPORATION

ARTICLE 9	ADMINISTRATION AND OTHER

ARTICLE 1—PURPOSE OF THE PLAN

1.01	The purpose of the Tesco Corporation Employee Stock Savings Plan is to allow the Employees of the Corporation to participate in the growth of Tesco Corporation by the regular purchase of the common shares of Tesco Corporation on their behalf.

1.02	The Plan is established as of July 1, 1994.

ARTICLE 2—DEFINITIONS

For the purpose of this Plan, including this Article, unless the context shall require a different meaning, the following expressions shall have the meaning attributed to them in this Article 2.

2.01	“Administrative Agent” means a trust company existing under the laws of Canada or a Province of Canada appointed as Administrative Agent of the Fund pursuant to the Agency Agreement.

2.02	“Agency Agreement” means the agreement between the Corporation and the Administrative Agent as established and modified from time to time for purposes of the Plan.

2.03	“Board of Directors” means the directors of the Corporation.

2.04	“Commencement Date” means the date that a particular Employee becomes a Member of the Plan.

2.05	“Contribution” means a Matching Contribution or a Voluntary Contribution or both.

2.06	“Corporation” means Tesco Corporation and its subsidiaries.

2.07	“Earnings” means the remuneration received by a Member from the Corporation. For greater certainty remuneration includes the base salary and wages including vacation pay but excluding overtime, bonuses, commissions, expense allowances, retiring allowances and termination settlements. The President of the Corporation may designate certain additional allowances payable to field operatives as eligible remuneration for the Plan provided that such designation is evidenced in writing.

2.08	“Effective Date” means July 1, 1994 and as amended July 1, 2001, except as otherwise provided.

2.09	“Employee” means an individual, including an officer, who is in permanent full-time or permanent part-time employment with the Corporation.

2.10	“Fund” means all assets held by the Administrative Agent under the terms of the Plan and the Agency Agreement including Shares and uninvested cash.

2.11	“Investment Dealer” means the Investment Dealer, who shall be a member of a recognized Canadian Stock Exchange, appointed from time to time by the Corporation to advise on and execute purchases of Shares for the Plan via the Administrative Agent.

2.12	“Long Term Leave” means a period of leave approved by the Corporation which is longer than six months.

2.13	“Matching Contribution” means a contribution by the Corporation as specified in Article 4.04.

2.14	“Member” means any Employee who is enrolled in the Plan.

2.15	“Member Account” (which may be a Standard Account or an RRSP Account) means an account established by the Administrative Agent for each Member in accordance with the Plan and administered by the Administrative Agent hereunder.

2.16	“Plan” means the Tesco Corporation Employee Stock Savings Plan.

2.17	“Quarter” means any of the three month periods in a fiscal year for which the Corporation is required to publish its financial results to its shareholders.

2.18	“RRSP Account” means the Member’s account in the Group Registered Retirement Savings Plan established in accordance with the Plan and administered by the Trustee hereunder.

2.19	“Shares” means common shares in the capital of the Corporation.

2.20	“Short Term Leave” means a period of leave approved by the Corporation no longer than six months.

2.21	“Standard Account” means a Member Account, which is not an RRSP Account.

2.22	“Trustee” means a trust company incorporated under the laws of Canada or a Province of Canada appointed as Trustee of the Fund for the RRSP Account.

2.23	“Voluntary Contribution” means a contribution by a Member from the Earnings of such Member.

ARTICLE 3—ELIGIBILITY FOR MEMBERSHIP

3.01	All Employees of the Corporation shall be eligible to become a Member of the Plan provided that no Employee shall be eligible to become a Member prior to the first day of his first pay period commencing after completion of three months of services.

3.02	The Board of Directors of the Corporation or their designate may, in their sole discretion, waive the eligibility qualification period set out in Section 3.01 above.

ARTICLE 4—CONTRIBUTIONS

4.01	Effective July 1, 1994, Members may elect to make Voluntary Contributions to the Plan through payroll deduction of up to 7.5 percent of the Member’s Earnings (the “Election”). Such Election shall be in such form required by the Corporation and shall give the Corporation authority to deduct and remit to the Administrative Agent a designated percentage of Earnings in respect of each pay period.

4.02

A Member may change the designated percentage of Earnings pursuant to Article 4.01 once each Quarter. Any change in the Election will be made upon written notice to the Corporation and will be effective the first pay period of the month of the following Quarter for all written requests received by the Corporation prior to the 15th day of the month at the end of the Quarter.

4.03	Effective his particular Commencement Date, a Member shall be eligible to establish an RRSP Account by joining the Group RRSP administered by the Trustee in conjunction with the Plan. Investments of the Group RRSP shall be restricted to Shares of the Corporation.

A Member may hold either or both of a Standard Account and an RRSP Account. For administrative simplicity, the Member may allocate his Contributions only as follows:

	Standard Account	RRSP Account
Option 1	100%	0%
Option 2	50%	50%
Option 3	0%	100%

The Member may only change his allocation option once per calendar year.

4.04	The Corporation shall make a Matching Contribution equal to the lesser of a Member’s Voluntary Contribution or such percentage of the Member’s Earnings as is designated from time to time by the Board of Directors of the Corporation or their designate. The Voluntary Contribution and Matching Contribution of the Corporation shall be remitted to the Administrative Agent within 14 days of the end of each month in respect of which a Voluntary Contribution is being made by the Member and shall be allocated to the Member Account(s) of the respective Member.

4.05	All Contributions shall be remitted to the Administrative Agent in Canadian funds. Contributions made in currency other than Canadian funds shall be converted by the Corporation to Canadian funds based on the conversion rate for the month used by the Corporation for its general accounting purposes.

ARTICLE 5—INVESTMENT OF CONTRIBUTIONS AND REPORTING

5.01	The only eligible investment for the Fund shall be Shares. Contributions shall be held by the Administrative Agent until expended on Shares.

5.02	The Corporation shall cause the Investment Dealer through the Administrative Agent to purchase Shares through the facilities of the Toronto Stock Exchange in such a way that the Contributions are fully invested in Shares during the month following the month to which the Contributions relate. The Investment Dealer will be directed to use its best efforts to use the cash balance in the Fund in its entirety for purchase of Shares subject to market conditions. If the Investment Dealer is unable to purchase the full amount of Shares in a particular month, the remaining cash balance shall be allocated to the first purchases of Shares in the next month.

5.03	Upon completion of purchases of Shares for each month, the Investment Dealer shall report to the Administrative Agent the number of Shares purchased and shall within 30 days deliver to the Administrative Agent a Share Certificate representing the Shares purchased. The Investment Dealer shall furnish a copy of the monthly report to the Corporation. The Administrative Agent shall allocate Shares to each Member’s Account(s) in proportion to the Member’s Contributions for the month as reported each month pursuant to Article 5.04 to three decimal places.

5.04	The Corporation shall furnish a report to the Administrative Agent within 14 days of each month end summarizing the Contributions to each Member’s Account(s).

5.05	The Administrative Agent shall maintain a record of the Shares held for each Member and the cash balance held over until the next Share purchase. A list of such Member Account balances shall be supplied to the Corporation as soon as practical following the Administrative Agent’s receipt of Contributions as described in Article 4.04, the report as described in Article 5.04 and confirmation from the Investment Dealer of the number of Shares purchased.

5.06	Within 30 days of the last day of each of March, June, September and December the Administrative Agent shall supply each Member with a statement of his Member Account balances and the transactions made on his behalf since the last statement including his Voluntary Contribution, the Matching Contribution, the Shares purchased for and withdrawn from his account and the balance of Shares in his account at the end of the period.

ARTICLE 6—VESTING, TERMINATION AND WITHDRAWAL

6.01	All Contributions to the Plan as at each Member’s Commencement Date shall be fully vested for each Member. All Contributions made after that date shall immediately vest to the benefit of the Member.

6.02	A Member’s participation in the Plan shall cease in the event of the Member’s termination of employment for any reason except Short Term Leave or other approved leave. A Member who commences Long Term Leave shall be deemed to have terminated membership in the Plan and shall provide a written withdrawal request to the Corporation within 60 days of such commencement.

6.03	A Member may once per calendar year withdraw all or any portion of the Shares held in his respective Member Account(s) without penalty or additional transaction fees/charges. Additional withdrawals may be requested provided however that the Member pays all transaction fees and that the Corporation will, effective on the first pay period after the additional withdrawal has been made, cease to make Matching Contributions to the Fund on behalf of such Member who has made an additional withdrawal in accordance with the following table:

Proportion of Shares Withdrawn	Matching Contribution Suspension Period
less than or equal to 50% greater than 50%	6 months 12 months

A Member may continue to make Voluntary Contributions during the suspension period.

6.04	Where a Member ceases to be an Employee of the Corporation a written withdrawal request must be provided to the Corporation within 60 days. In the event that a written withdrawal request is not received by the Corporation within 60 days of the Member ceasing to be an Employee of the Corporation, his interest in the Fund will be disposed of as follows:

(1) Standard Account All whole Shares will be transferred to the Member. All fractional Shares will be paid to the Member in cash.

(2) RRSP Account All whole Shares will be transferred to the Member’s individual RRSP in his name which shall not be connected with the Plan. All fractional Shares will be transferred in cash to the Members’ individual RRSP.

Where a Member who has an RRSP Account ceases to participate in the Plan and has no individual RRSP in his name which is not connected with the Plan, the Trustee will forward his Shares to the Investment Dealer for sale through the facilities of the Toronto Stock Exchange and shall remit the net proceeds of sale net of applicable tax withholdings to the Member.

ARTICLE 7—RIGHTS OF THE MEMBER

7.01	The Member shall have the right to designate, by written notice given to the Corporation, a person or persons to be the beneficiary to receive any proceeds of disposition that may be made as a result of the death of the Member. Such written notice may be altered or revoked from time to time by written notice to the Corporation.

7.02	If, on the death of the Member, there is no designated and surviving beneficiary, any proceeds of disposition will be delivered to the Member’s estate.

7.03	Save for the benefits under the Plan in accordance with Article 6 and the rights to receive statements from the Administrative Agent under paragraph 5.05 the Member shall have no other rights under the Plan.

ARTICLE 8—RIGHTS OF THE CORPORATION

8.01	The provisions of the Plan may be amended by the Corporation in its sole discretion, provided that no such amendment shall reduce the then current value of any Member’s Account, notwithstanding that such amendment may affect the contribution limits of Members or the Corporation, or other aspects of the Plan, after the date of the amendment.

8.02	The Corporation may, in its sole discretion and on 30 days notice to the Members, terminate the Plan at any time.

8.03	In the event of the termination of the Plan, the Administrative Agent shall transfer the Members’ interests in the Plan to the Members in accordance with Article 6.04. Fractional Shares shall be sold and the proceeds paid to the Member.

8.04	The operation of this Plan shall at no time interfere with the Corporation’s right to terminate the employment of any Member with or without just cause.

8.05	The Corporation shall have the right to terminate the Agency Agreement with any particular Administrative Agent and appoint a successor Administrative Agent at any time subject only to any notice period that may be in the Agency Agreement.

8.06	In the event of any conflict between a Member and the Corporation arising in connection with this Plan, the Corporation shall have sole responsibility for the interpretation of the Plan.

ARTICLE 9—ADMINISTRATION AND OTHER

9.01	The Corporation shall administer the Plan and shall make and enforce such procedures as it may deem suitable, and shall have the powers necessary to carry out the administration of the Plan, including the authorization of disbursements made by the Administrative Agent and the Investment Dealer and the resolution of questions involving the interpretation and application of the provisions of the Plan.

9.02	The Corporation shall adopt such regulations as may be deemed necessary or proper for the efficient administration of the Plan and may amend same from time to time subject to the provisions of 8.01. The Corporation shall notify the Administrative Agent in writing of such amendments.

9.03	All reasonable expenses incurred in connection with the administration of the Plan shall be paid by the Corporation. Costs of purchase or sale of Shares, including commissions, fees and applicable taxes, shall be deemed to be part of the cost of the Shares and shall be paid for from Contributions to the Plan.

9.04	The Corporation shall provide or cause to be provided notice in writing to each Employee of the Corporation who is eligible to participate in the Plan of his participation and of their rights thereunder.

9.05	The Corporation shall be responsible for selection of the Investment Dealer.

9.06	The Plan shall be construed, regulated and administered according to the laws of the Province of Alberta and the provisions of the Income Tax Act.

9.07	When the context of the Plan requires it, the masculine gender shall include the feminine and the singular shall include the plural.

9.08	Members’ RRSP Accounts are subject to the provisions of the Income Tax Act (Canada). The Income Tax Act (Canada) imposes certain limits on the amounts individuals may contribute to RRSPs and the amount which may be claimed as deductions. Members may make separate contributions to other personal RRSPs outside the Plan. It is the responsibility of each Member to ensure that he does not overcontribute and the Corporation accepts no responsibility or liability for overcontributions.

9.09	If the Corporation disposes of any division or subsidiary, the Employees shall not be entitled to any compensation in respect of the termination of their right to participate in the Plan except for the right to receive the balance of their Member’s
Account(s).

9.10	Dividends on the Shares shall be reinvested in Shares and such Shares shall be allocated to Members’ Accounts in the proportion of Shares held in each Member’s Account at the end of the month prior to receipt of the dividend.

9.11	Where applicable the Corporation’s Matching Contribution is a taxable benefit and shall be reported accordingly.

9.12	Shares held by the Administrative Agent under the Plan shall be registered in the name of the Administrative Agent or such other name as the Administrative Agent determines.

9.13	Whole shares allocated to a Member’s Account will be voted by the Administrative Agent in accordance with the directions, if any, of the Member.